EXHIBIT 99.1


                                        ANNTAYLOR
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                                        NEWS RELEASE
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                                        142 WEST 57TH STREET NEW YORK, NY 10019


FOR IMMEDIATE RELEASE
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                   ANN TAYLOR ANNOUNCES MARCH SALES RESULTS
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                    AND DECLARES THREE FOR TWO STOCK SPLIT
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      New  York,  New York,  April 11,  2002 -  AnnTaylor  Stores  Corporation
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(NYSE:  ANN)  announced  today that  total net sales for the five week  period ended April 6, 2002  increased  16.3  percent to  $138,531,000  over total net sales of $119,113,000 for the five week period ended April 7, 2001.



        Comparable  store sales for the period  increased 3.5 percent compared to a  comparable  store sales  decrease of 6.0 percent for the same  five-week period last year.  By division,  comparable  store sales for fiscal March 2002 were down 0.6  percent for the Ann Taylor  division  compared to a 5.9 percent decrease  last  year and up 17.1  percent  for the Ann  Taylor  Loft  division compared to a 6.0 percent decrease last year.



      Ann Taylor  Chairman  J.  Patrick  Spainhour  said,  "We  continue to be pleased  with our full price  selling  and gross  margin  rates at both of our concepts.  Product  acceptance  at Ann Taylor stores is evident by strong full price sales  results,  although  sales gains in our suits,  dresses and casual categories  were  offset by a softness in tops.  We are working  hard to drive improvements in the tops area by focusing on silhouettes in yarns,  gauges and colors  that  wardrobe  better to our  separates.  At Ann  Taylor  Loft we are hitting  on all  cylinders.  In  March,  every  region  and  product  category enjoyed  positive  comparable  sales  results.  Casual and relaxed  separates,

sweaters and woven tops, footwear and accessory  performance  especially stood out."



      Mr.  Spainhour  continued,  "While  we  expect  April  comparable  sales results to be down  slightly due to an early Easter and our decision not to do a company-wide POS sale at the end of April due to reduced  inventory  levels,

we expect  improved  gross margin from full price selling for the remainder of the first quarter.  Thus, we are raising our first quarter  earnings per share guidance  on a diluted  basis to the range of $0.60 - $0.62.  We expect  total

Company  comparable  store sales for April to be  mid-single  digit  negative,

with Ann Taylor  comparable  store sales  projected  to be high  single  digit negative and Ann Taylor Loft  comparable  store sales projected to be flat. In the second quarter,  we expect total Company comparable store sales results to be flat,  with the Ann  Taylor  Loft  division  outperforming  the Ann  Taylor division on a comparable  sales basis.  We expect a continuation  of our gross margin  strength  during the quarter.  As a result of this margin  momentum we are raising  second quarter  earnings  guidance to the range of $0.34 - $0.36.

Third and fourth quarter earnings  guidance remains unchanged in the range of,

$0.63 - $0.66 and $0.44 - $0.48,  respectively.  Full year  earnings  guidance is now $2.01 - $2.12."

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                                                                       ANNTAYLOR
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      Inventory  levels at the end of March were down  approximately 6 percent on a per square  foot  basis,  compared  to the prior  year.  This  comparison excludes  inventories  attributable to the Company's Sourcing division,  which are principally finished goods in transit from factories.



      From a national perspective,  downtown and tourist locations continue to lag in  comparison to the rest of the Company.  For fiscal  March,  comparable

store  sales  in  downtown  and  tourist   locations   were  down  3  percent.

Geographically,  the west  lagged in  comparison  to the rest of the  country.

This performance was consistent  across both the Ann Taylor and the Ann Taylor

Loft divisions.



      In  March,  the  Company  opened 1 new Ann  Taylor  store  and 1 new Ann

Taylor  Loft  store,  and plans to open an  additional  7 new Ann Taylor  Loft stores in the  remainder  of the first  quarter  of fiscal  2002.  During  the second  quarter of fiscal  2002,  the  Company  plans to open 1 new Ann Taylor store  and 3 new Ann  Taylor  Loft  stores.  The  total  store  count at March month-end was 343 Ann Taylor stores,  173 Ann Taylor Loft stores, 8 Ann Taylor

Loft Outlet stores and 20 Ann Taylor Factory stores.



      The Company also announced today that its Board of Directors  approved a

3-for-2  stock  split  of the  Company's  Common  Stock in the form of a stock dividend.  One  additional  share of Common  Stock for every two shares  owned will be distributed on or about May 20, 2002 to  stockholders of record at the close of  business  on May 2,  2002.  The  stock  split  will  result  in a 50 percent  increase in the number of shares of Common  Stock  outstanding  as of the record date, with cash being paid in lieu of fractional shares.



      Ann Taylor  Chairman J. Patrick  Spainhour said, "The stock dividend was appropriate  in  consideration  of the  Company's  capital  position  and  the current market price of its common stock."



      Ann Taylor is one of the country's leading women's specialty  retailers,

operating  544 stores in 42 states,  the District of Columbia and Puerto Rico,

and also an Online Store at www.anntaylor.com as of April 6, 2002.
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FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately customer fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; lack of sufficient customer acceptance of the Ann Taylor Loft


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                                                                       ANNTAYLOR
                                                                     Page 3 of 3

concept in the upper-moderate-priced women's apparel market; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store; a significant change in the regulatory environment applicable to the Company's business; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; acts of war or terrorism in the United States or worldwide; and other factors set fourth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.

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            Contact:

            Barry Erdos
            Chief Operating Officer
            (212) 541-3318


            Doreen D. Riely
            Director, Investor Relations
            (212) 541-3484

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